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                                                                   EXHIBIT 99.2


                    VIASOFT, INC. APPOINTS NEW BOARD MEMBERS

Viasoft Announces Appointment of Arthur L. Allen as Chair/President/CEO; Kristine Kennedy Rieger as Sr. VP/Secretary/General Counsel; and Patrick L. Pullen as Sr. VP/CFO

PHOENIX, ARIZONA (June 8, 2000) -- Viasoft, Inc. (Nasdaq NM: VIAS) announced today the resignation of John J. Barry III, Alexander S. Kuli, and J. David Parrish from its board of directors and the appointment of Arthur L. Allen, Kristine Kennedy Rieger and Patrick L. Pullen as directors to fill the vacancies left by the resigning directors. In addition, Mr. Allen, the founder and sole shareholder of Allen Systems Group, Inc., has been appointed Chair, President, Chief Executive Officer and Treasurer, Ms. Rieger has been elected Senior Vice President, Secretary and General Counsel and Mr. Pullen has been appointed Senior Vice President and Chief Financial Officer, of Viasoft. The resignations and appointments were made in accordance with the terms of a merger agreement governing the combined cash tender offer for Viasoft, Inc. common stock conducted by ASG Sub, Inc., a wholly-owned subsidiary of Allen Systems, and Viasoft, in which ASG Sub and Viasoft have accepted for purchase approximately 93% of the outstanding shares of Viasoft which were validly tendered in the offer for $8.40 per share in cash. Allen Systems intends to cause ASG Sub to be merged into Viasoft, after which merger Viasoft will be a wholly-owned subsidiary of Allen Systems. Remaining Viasoft shareholders, other than ASG Sub, will receive $8.40 per share in cash in the merger.

ABOUT ALLEN SYSTEMS GROUP

        Founded in 1986, Allen Systems Group, Inc. ("ASG") is a privately held, computer software company that focuses on providing enterprise software for breakthrough productivity. ASG provides a suite of Enterprise Productivity Software Solutions to improve the productivity and performance of corporate IT systems. Customers worldwide rely on ASG software and services to provide around-the-clock, behind-the-scenes management of applications, systems and data.

        ASG employs more than 400 associates worldwide. Headquartered in Naples, Florida, ASG has offices in California, Texas, Georgia, Australia, France, Germany, Italy, Singapore, South Africa and the United Kingdom, as well as distribution channels in Asia, Europe, Israel, and Latin America. For more information, please visit the company's World Wide Web site at www.asg.com.

ABOUT VIASOFT

        Viasoft is a leader in understanding enterprise applications to help companies realize the greatest return on their information technology investments. Viasoft provides business solutions consisting of specialized professional services and award-winning software that are designed to enable customers worldwide to cost-effectively manage and evolve their information technology assets. Viasoft provides a broad range of products and consulting services to support the

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application modernization needs of large organizations worldwide, including implementation of e-business within their operations.

        Headquartered in Phoenix, Arizona, Viasoft provides sales and professional services through regional offices in the United States, Canada, Australia, Europe and a network of international subsidiaries, distributors and resellers. For more information on Viasoft's services and technologies, please visit the company's World Wide Web site at www.Viasoft.com.

IMPORTANT INFORMATION

        CERTAIN STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY EXPECTED FUTURE RESULTS, EXPRESSED OR IMPLIED, BY THE FORWARD-LOOKING STATEMENTS. INTERESTED PARTIES SHOULD REFER TO THE DISCLOSURE SET FORTH IN VIASOFT'S RECENT PUBLIC FILINGS FOR ADDITIONAL INFORMATION REGARDING RISKS AFFECTING VIASOFT'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS. NEITHER ALLEN SYSTEMS GROUP, ASG SUB NOR VIASOFT ASSUMES ANY RESPONSIBILITY TO UPDATE ANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

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